Exhibit 10.29

AMENDMENT No. 7

This Amendment No. 7 (the “Seventh Amendment”) to the Research Collaboration and License Agreement dated 1 September 2006, as amended, (the “Agreement”), by and between

AstraZeneca AB (publ), a company incorporated in Sweden under no. 556011-7482 with the office at SE-431 83 Mölndal, Sweden (“AstraZeneca”); and

Dynavax Technologies Corporation, a Delaware corporation with offices at 2929 Seventh Street, Suite 100, Berkeley, California 94710-2753, USA (“Dynavax”)

is made effective as of the 13th day of January 2016 (the “Seventh Amendment Effective Date”).

Recitals

a)

WHEREAS, under the Sixth Amendment the Parties allocated the Development work to be carried out between by the Parties under the Agreement by agreeing that Dynavax would assume the responsibility to carry out the Phase II a Study and the Phase II a Manufacturing Services;

b)

WHEREAS, the Parties have had further discussions and now wish to further change the allocation of Development work to be carried out under the Agreement by agreeing the AstraZeneca shall reassume the responsibility to carry out the Phase II a Study and the Phase II a Manufacturing Services; and

c)	WHEREAS, the Parties therefore have agreed on certain transfer activities and desire to amend and modify certain terms and conditions of the Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained in this Seventh Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	Definitions.

Any capitalized term not separately defined in this Seventh Amendment shall have the meaning ascribed to it in the Agreement.

2.	Transfer of Materials and Reports

Dynavax shall immediately after the Seventh Amendment Effective Date transfer to AstraZeneca any and all documents, records, accounts, notes, reports and other data relating to the Phase II a Study and the Phase II a Manufacturing Services, whether in written, electronic, video or other form, any Regulatory Documentation, Regulatory Filing and, as applicable, Health Registration Approvals, generated by or on behalf of

Dynavax free of charge in a format useful and suitable for AstraZeneca for the purpose of being able to continue the Development and carry out Commercialisation in accordance with the Agreement. Furthermore, Dynavax shall within thirty (30) days after the Seventh Amendment Effective Date provide AstraZeneca with a written report including a comprehensive summary of the activities carried out by or on behalf of Dynavax in preparation of, or for the purpose of conducting, the Phase II a Study and the Phase II a Manufacturing Services and a detailed report on the necessary spend and costs incurred by Dynavax in preparation of, or for the purpose of conducting, the Phase II a Study and the Phase II a Manufacturing Services.

3.	Return of Funding

The Parties acknowledge and agree that AstraZeneca paid to Dynavax, six million U.S. Dollars ($6.0000.000) for the purpose of Dynavax carrying out the Phase 1 Study and eight million U.S. Dollars ($ 8.000.000) for the purpose of Dynavax carrying out the Phase II a Study and the Phase II a Manufacturing Services. Dynavax total and necessary spend and costs incurred for the purpose of conducting the Phase 1 Study, the Phase II a Study and the Phase II a Manufacturing Services is less than the amount paid to Dynavax, hence, AstraZeneca has paid an excess amount to Dynavax. The Parties hereby agree that AstraZeneca may offset any amount corresponding to any excess paid by AstraZeneca under the Agreement, after factoring in all fees and expenses reasonably and verifiably incurred by Dynavax in conducting Dynavax Development Work, from the next milestone payment set forth in Section 9.4. Should no further milestone payments be due, or the amount owed be in excess of the next milestone payment due, whether due to AstraZeneca’s termination of the Agreement or otherwise, then Dynavax shall repay the outstanding amounts concerned to AstraZeneca within sixty (60) days upon receipt of an invoice of the remaining excess amount. This Section shall survive the expiration or termination of the Agreement.

4.	Modifications
4.1	Section 1.139 is hereby deleted and shall be replaced by the following new Section 1.139:

“1.139 “Dynavax Development Work” means the Phase I Study; all reasonable additional work (including professional time) performed by Dynavax to assist with the transfer of information and materials to AstraZeneca under this Seventh Amendment; any consultation or other professional services requested by AstraZeneca and provided by Dynavax to assist AstraZeneca and any other work the JSC determines Dynavax should conduct.”

4.2	Section 8.2 B is hereby deleted and shall be replaced by the following Section 8.2 B:

“8.2 B Notwithstanding what is stated in Section 8.2, Dynavax shall be responsible for completing the Dynavax Development Work in accordance with the budget and plan agreed by JSC and with what is otherwise stated herein.”

4.3	Sections 8.9 B, 8.9. C and 8.9 D are hereby deleted.
5.	Terms and Conditions

The terms and conditions of the Agreement shall apply to this Seventh Amendment and are hereby incorporated by reference.

6.	Seventh Amendment Effective Date

This Seventh Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together be deemed to constitute one agreement.

7.	Entire Agreement

This Seventh Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof.  The Agreement together with this Seventh Amendment supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Agreement. Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in the Agreement or this Seventh Amendment. Nothing in this Seventh Amendment is intended to limit or exclude any liability for fraud. The Parties hereby agree that subject to the modifications specifically stated in this Seventh Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

Execution

THIS SEVENTH AMENDMENT IS EXECUTED by the authorised representatives of the Parties as of the Seventh Amendment Effective Date.

SIGNED for and on behalf of AstraZeneca AB (publ)		SIGNED for and on behalf of Dynavax Technologies Corporation
/s/ MAARTEN KRAAN		/s/ EDDIE GRAY
Signature		Signature
Name:	Maarten Kraan	Name:	Eddie Gray
Title:	VP iMed RIA	Title:	CEO Dynavax